                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

====================================================================================================================================
                                      ORIGINAL       BEGINNING                                CURRENT                      ENDING
                      CERTIFICATE    CERTIFICATE    CERTIFICATE                               REALIZED     TOTAL        CERTIFICATE
    CLASS     CUSIP       RATE         BALANCE        BALANCE       INTEREST     PRINCIPAL      LOSS    DISTRIBUTION      BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     AH     60934YAP5   4.10000%   155,250,000.00  36,113,932.28   123,389.27   2,791,523.64    0.00    2,914,912.91   33,322,408.64
Factors per
 Thousand                                                          0.79477790   17.98082859             18.77560648     214.63709270
------------------------------------------------------------------------------------------------------------------------------------
    MH-1    60934YAV2   4.38000%    16,750,000.00  16,750,000.00   61,137.50        0.00        0.00     61,137.50     16,750,000.00
Factors per
 Thousand                                                          3.65000000    0.00000000              3.65000000    1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
    MH-2    60934YAW0   4.58000%    15,250,000.00  15,250,000.00   58,204.17        0.00        0.00     58,204.17     15,250,000.00
Factors per
 Thousand                                                          3.81666667    0.00000000              3.81666667       1,000.00
------------------------------------------------------------------------------------------------------------------------------------
     BH     60934YAX8   5.68000%    12,750,000.00  12,750,000.00   60,350.00        0.00        0.00     60,350.00     12,750,000.00
Factors per
 Thousand                                                          4.73333333    0.00000000              4.73333333       1,000.00
------------------------------------------------------------------------------------------------------------------------------------
    POOL                           200,000,000.00  80,863,932.28   303,080.94   2,791,523.64    0.00    3,094,604.57   78,072,408.64
   Totals                                                          3.74803607   34.52124525             38.26928132     390.36204321
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
      X        n/a      0.00000%        0.00            0.00          0.00          0.00        0.00        0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
   TOTALS                          200,000,000.00  80,863,932.28   303,080.94   2,791,523.64    0.00    3,094,604.57   78,072,408.64
====================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

============================================================================================

                                CERTIFICATE INFORMATION



           Interest     Carry Forward   Applied Realized      Realized     Unpaid Realized
          Requirement       Amount         Loss Amount       Loss Amount     Loss Amount

  AH      123,389.27        0.00              0.00              0.00            0.00
 MH-1      61,137.50        0.00              0.00              0.00            0.00
 MH-2      58,204.17        0.00              0.00              0.00            0.00
  BH       60,350.00        0.00              0.00              0.00            0.00


============================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

====================================================================================================================================


     SCHEDULE OF REMITTANCE
Aggregate Amount Received           3,162,863.01           FEES
                                                           Contingency Fee                                       16,925.16
(Contingency Fee)                     (16,925.16)          Expense Account                                        1,347.73
(Escrow)                              (24,841.79)          FHA Premium Account                                    4,769.29
(Late Charges)                        (27,694.22)          Servicer Fee                                          16,925.16
(Servicer Fee)                        (16,925.16)          Trust Administrator Fee                                1,008.67
(Unreimbursed Monthly Advance)              0.00           FHA Custodian Fee                                         34.78
Monthly Advance                        24,244.92           Reimbursable to the Servicer - FHA Account            21,077.74
                                 ---------------
                                      (62,141.41)

AVAILABLE REMITTANCE AMOUNT         3,100,721.60           PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
                                 ===============
                                                                  4/01                       5/01                 6/01
                                                                  ----                       ----                 ----
                                                                 12.931%                    12.934%              12.937%


                                                     ------------------------------------------------------------------------------
      EXHIBIT L                                        DELINQUENT INFOR.         # LOANS         AMOUNT             PERCENTAGE
                                                     ------------------------------------------------------------------------------
                                                     Delinquent 1-29 Days          695        13,650,743.97           16.94%
----------------------------------------------
 Outstanding Balance            80,571,841.96        Delinquent 30-59 Days         142         2,453,066.59            3.04%
----------------------------------------------
      # Accounts                        4,367        Delinquent 60-89 Days          48           920,826.81            1.14%
----------------------------------------------
                                                     Delinquent 90 and over         52         1,192,255.76            1.48%
                                                     Loans in Foreclosure           20           414,965.76            0.52%
                                                     REO Property                    5           101,740.14            0.13%
                                                                           --------------------------------------------------------
                                                     TOTALS                        962        18,733,599.03           23.25%
                                                     ------------------------------------------------------------------------------

====================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 07/31/01
                                                    DETERMINATION DATE: 08/10/01
                                                     DISTRIBUTION DATE: 08/15/01
                                                                               A

================================================================================


           COLLATERAL INFORMATION
Accelerated Principal Distribution                                   561,361.57
Adjusted Mortgage Interest Rate                                         12.357%
Aggregate Beginning Principal Balance of Loans                    83,476,481.00
Aggregate Ending Principal Balance of Loans                       80,571,841.96
Available Maximum Subordination Amount                            10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)      0.00
Compensating Interest                                                    428.53
Curtailments                                                          53,685.45
Excess and Monthly Payments                                          204,746.50
FHA Payments and Related Payments Received                                 0.00
FHA Claims Filed During the Due Period                                     0.00
FHA Claims Paid during the Due Period                                      0.00
FHA Claims Denied by FHA During the Period                                 0.00
FHA Claims Pending by FHA during the Period                            5,529.75
FHA Cumulative Claims Paid                                         2,114,693.99
Interest Received                                                    875,395.64
Libor                                                                  3.83000%
Monthly Excess Spread Percentage                                       100.000%
Net Funds Cap                                                           12.426%
Supplemental Account Interest Payment For:
     Class AH                                                              0.00
     Class MH-1                                                            0.00
     Class MH-2                                                            0.00
     Class BH                                                              0.00
Payments And Reimbursements to the Servicers Pursuant to:
     SECTION 5.04 (b)                                                      0.00
     SECTION 5.04 (c)                                                      0.00
     SECTION 5.04 (d)(ii)                                                  0.00
     SECTION 5.04 (e)                                                 90,613.45
     SECTION 5.04 (f)(i)                                              33,850.32
Principal Prepayments (Number / Amount)           104              1,961,116.46
Realized Losses (Current / Cumulative)     685,090.63             26,099,878.59
Reserve Amount                                                        90,613.45
Specified Subordinated Amount                                     10,300,000.00
Subordinated Amount                                                2,612,548.72
WAC                                                                     12.946%
WAM                                                                      201.73
Weighted Average Adjusted Mortgage Loan Remittance Rate                  4.532%


================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152